QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET, SUITE 1201 LAS VEGAS, NEVADA 89101 702-471-7000 FAX: 702-471-7070 www.ballardspahr.com	PHILADELPHIA, PA BALTIMORE, MD BETHESDA, MD DENVER, CO LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE
December 13, 2007

W.O. Energy of Nevada, Inc.
c/o Cano Petroleum, Inc.
801 Cherry Street
Suite 3200
Fort Worth, TX 76102

  Re:
  Cano Petroleum, Inc. Shelf Registration Statement, filed on Form S-3, of Debt Securities, Guarantees, Common Stock, Preferred Stock and Warrants with an aggregate offering price not to exceed $150,000,000

Ladies and Gentlemen:

        We have acted as Nevada counsel to W.O. Energy of Nevada, Inc., a Nevada Corporation (the "Company") with respect to certain legal matters in connection with the registration by Cano Petroleum, Inc., a Delaware corporation ("Cano"), and the Company, Square One Energy, Inc., a Texas corporation, Ladder Companies, Inc., a Delaware corporation, WO Energy, Inc., a Texas corporation, Cano Petro of New Mexico, Inc., a Texas corporation, W.O. Operating Company, Ltd., a Texas limited partnership, W.O. Production Company, Ltd., a Texas limited partnership, and Pantwist, LLC, a Texas limited liability company (collectively, the "Co-Registrants"), under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by Cano from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of Cano, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) guarantees of the Debt Securities (the "Guarantees") by one or more of the Co-Registrants, (iii) shares of common stock of Cano (the "Common Stock"), (iv) shares of preferred stock of Cano (the "Preferred Stock"); and (v) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or other securities (the "Warrants," and together with the Debt Securities, the Guarantees, the Common Stock and the Preferred Stock, the "Securities").

        The aggregate public offering price of the Securities to be offered and sold by Cano, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $150,000,000. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a "Prospectus Supplement") contained in the Registration Statement. In connection with the issuance of any Debt Securities registered under the Registration Statement, Cano may request that the Company execute and deliver the Guarantees.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) the Registration Statement; (iii) the forms of senior debt indenture and subordinated debt indenture (the "Indentures") filed as exhibits to the Registration Statement; and (v) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

        In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

        As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

        In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) and any and all Prospectus Supplement(s) will have become effective; (ii) a Prospectus Supplement(s) will have been prepared and filed with the Securities and Exchange Commission (the "Commission") properly describing the Securities offered thereby; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (iv) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities will be duly and validly authorized and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Cano and/or the Co-Registrants other than the Company, and the other parties thereto; and (viii) the Indentures and the Guarantees, except to the extent that the laws of the State of Nevada and the State of New York are applicable, are valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms (subject to the exceptions as set forth herein).

        Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (a) the Board of Directors of the Company has duly authorized a resolution authorizing the execution, delivery and performance of the Guarantees; (b) the Guarantees have been duly established including, without limitation, due adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law; and (c) such Guarantees have been duly executed and delivered on behalf of the Company in accordance with the provisions of the applicable Indenture and Indenture supplement (if any) and in accordance with any governing agreement, the Guarantees will constitute valid and legally binding obligations of the Company.

        The opinions set forth above are subject to the following qualifications and exceptions:

          (a)   The above opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   The above opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c)   In rendering the opinion set forth above, we have assumed that, at the time of the authentication and delivery of a Guarantee, the resolution of the Board of Directors of the Company referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

          (d)   As of the date of this opinion, a judgment for money in an action based on a Debt Security or Guarantee denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the currency in which a particular Debt Security or Guarantee is denominated will depend upon various factors, including which court renders the judgment.

        This opinion is limited to the present laws of the State of Nevada and the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any federal or state securities laws or with respect to the action required for the Company to authorize, execute or deliver any of the Guarantees or any other document, instrument or agreement.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Nevada counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters". In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Ballard Spahr Andrews & Ingersoll, LLP
Ballard Spahr Andrews & Ingersoll, LLP

QuickLinks

  Exhibit 5.2